Exhibit 99.1

Worksport (WKSP) Debuts Innovations Live on National TV Show: Fox & Friends, Outlines Media Strategy for Growing Brand Presence

CEO Details Advanced Clean-Tech Initiatives, Cites Positive FOX Producer Response, and Notes Opportunity to Leverage Successful Debut to Earn Additional Future National TV Segments.

West Seneca, New York, December 9, 2024 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S.-based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors, today provided a post-broadcast update following Worksport’s appearance on FOX & Friends Weekend, hosted by Will Cain, Rachel Campos-Duffy, and Charlie Hurt. During the nationally televised segment, Worksport’s Chief Executive Officer, Steven Rossi, spotlighted the Company’s forthcoming mobile power generation system and American-made tonneau covers, underscoring its commitment to innovation, domestic manufacturing, and sustainable solutions.

Watch the FOX & Friends Weekend Recap

Investors and stakeholders are invited to view a recording of the FOX & Friends Weekend segment featuring Worksport CEO Steven Rossi.

Access the Video Here: FOX & Friends Recap Video

“Our recent feature on FOX & Friends Weekend served as a remarkable springboard, allowing us to debut our COR & SOLIS product to a national audience,” said Steven Rossi, CEO of Worksport Ltd. “We received highly positive feedback from the producers and look forward to securing additional national media opportunities as we continue to build brand credibility and expand our market reach.”

Advancing Clean-Tech and Sustainable Mobility

Worksport’s upcoming launches—most notably the SOLIS solar tonneau cover and the COR portable energy system—were highlighted as critical drivers of future growth. These clean energy innovations align seamlessly with a global shift toward sustainable mobility and off-grid convenience, potentially unlocking new revenue streams and heightening brand visibility within the EV and outdoor adventure ecosystems.

Rossi added, “With the support of renowned host Charlie Hurt, we showcased our brand’s unique innovations on the channel’s ‘Made in America’ segment. This appearance reaffirmed our commitment to American manufacturing and underscored the transformative potential of our next-generation products. As we move toward 2025, our strategies—ranging from ramped-up U.S. production to cutting-edge solar and portable power technologies—are expected to drive significant revenue growth, improve margins, and enhance shareholder value.”

FOX & Friends: A Reach Like No Other

FOX & Friends remained cable news’ most-watched morning shows throughout the third quarter of 2024. The channel regularly features high profile special guests, such as President Donald Trump. The weekend show boosts a massive audience, delivering an average of 1.2 million viewers per episode. Worksport’s appearance places its innovative products in front of millions of potential customers, further increasing its brand presence and brand reputability. Worksport’s mission to transform the tonneau cover and portable energy markets gains new momentum from this recent exposure. Looking ahead, the company plans to secure additional high-profile media opportunities to further strengthen its brand presence.

Key 2024 Press-Releases

●	December 6: Worksport Shares 51% B2C and 60% B2B Sales Growth in November
●	December 5: Worksport Adopts Changes To Corporate Treasury
●	November 22: Worksport Announces 30% Increase in Production Capacity
●	November 21: CEO Insider Purchase; Worksport Investigates Short Selling
●	October 29: 200% Growth in B2B Sales; Pre-Order Campaign Initiated For AL4
●	October 17: Nasdaq Grants Extension To Regain Compliance
●	October 17: $2MM+ Projected Savings From New Strategic Initiative
●	September 30: Update On ISO Certification
●	September 19: Alpha Launch of SOLIS & COR
●	September 11: Worksport COR as an EV Range Extender for Tesla Model 3
●	August 14: Record High Revenues; 275% Q2 Growth
●	May 8: Worksport Awarded $2.8MM Grant

Read all Worksport press releases: https://investors.worksport.com/press-releases/.

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the EV sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. Terravis Energy’s website is terravisenergy.com. For more information, please visit investors.worksport.com.

Connect with Worksport

Please follow the Company’s social media accounts on X (previously Twitter), Facebook, LinkedIn, YouTube, and Instagram (collectively, the “Accounts”), the links of which are links to external third party websites, as well as sign up for the Company’s newsletters at investors.worksport.com. The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company.

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Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, SEC filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media.

The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

For additional information, please contact:

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128 W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “project,”, “envisioned”, “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.